===============================================================================





                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Cardina Bank Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                          CAROLINA BANK HOLDINGS, INC.
                               2604 Lawndale Drive
                        Greensboro, North Carolina 27408

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

NOTICE is hereby given that the Annual Meeting of Shareholders of Carolina Bank Holdings, Inc. (the "Company") will be held as follows:

     Place:  The Painted Plate
             2001 North Church Street
             Greensboro, North Carolina

     Date:   April 23, 2002

     Time:   4:00 p.m.

The purposes of the meeting are:

     1.   To elect seven directors of the Company for one-year terms;

     2. To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company's independent public accountants for 2002; and

     3. To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

                                           By Order of the Board of Directors


                                           /s/ Robert T.Braswell

                                           Robert T. Braswell
                                           President and Chief Executive Officer

March 27, 2002

                          CAROLINA BANK HOLDINGS, INC.
                               2604 Lawndale Drive
                        Greensboro, North Carolina 27408


                                 PROXY STATEMENT
                                 ---------------

                    Mailing Date: On or About March 27, 2002

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 2002

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Carolina Bank Holdings, Inc. (the "Company") of appointments of proxy for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on April 23, 2002, at 4:00 p.m., at The Painted Plate, 2001 North Church Street, Greensboro, North Carolina, and at any adjournments thereof. The Company's proxy solicitation materials are being mailed to shareholders on or about March 27, 2002. In this Proxy Statement, the Company's subsidiary bank, Carolina Bank, is referred to as the "Bank."

Voting of Proxies

     Persons named in the enclosed appointment of proxy as proxies (the "Proxies") to represent shareholders at the Annual Meeting are Judy H. Fuller, James E. Hooper and Edward A. Hoyle, Jr. Shares represented by each appointment of proxy that is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted "FOR" the election of each of the seven nominees for director named in Proposal 1, and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote in accordance with their best judgment. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with T. Allen Liles, Secretary and Treasurer of the Company, a written instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Record Date

     The close of business on March 15, 2002, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

     The Company's voting securities are the shares of its Common Stock, par value $1.00 per share, of which 1,032,438 shares were issued and outstanding on the Record Date. There were approximately 800 shareholders of the Company's Common Stock on the Record Date.

Voting Procedures; Votes Required for Approval

     At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

     In the case of Proposal 2 below, for such proposal to be approved, the proposal must be approved by a majority of the votes cast. Abstentions and broker non-votes will have no effect.

Authorization to Vote on Adjournment and Other Matters

     By signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Revocation of Appointment of Proxy

     Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing, with the President of the Company, either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

     The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the Company's and the Bank's directors, officers and employees without additional compensation. The Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's Common Stock.

Beneficial Ownership of Securities by Management and Nominees

     As of the Record Date, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company's Common Stock, except those listed below:

NAME AND ADDRESS OF              AMOUNT AND NATURE OF
 BENEFICIAL OWNER                BENEFICIAL OWNERSHIP   PERCENT OF CLASS
 ----------------                --------------------   ----------------

Michael and Barbara Bruce/(1)/           76,251              7.39
Greensboro, NC

Mark and Marsha Cole/(1)/                61,468              5.95
Greensboro, NC

     /(1)/ To the best knowledge of management, the individuals named above exercise sole voting and investment power over the above listed shares.

     The following table lists the individual beneficial ownership of the Company's Common Stock as of the Record Date, by the Company's current directors and nominees for director, and by all current directors, nominees and executive officers of the Company as a group.

    Name of                       Amount and Nature of         Percentage
Beneficial Owner            Beneficial Ownership /(1)//(2)/   of Class/(3)/
----------------            -------------------------------   -------------

Robert T. Braswell                    36,275                       3.40
Greensboro, NC

Gary N. Brown                         29,857                       2.87
Summerfield, NC

George E. Carr                         7,443/(4)/                     *
Greensboro, NC

John D. Cornet                        20,447/(5)/                  1.95
Greensboro, NC

Judy H. Fuller                        49,178                       4.73
Burlington, NC

James E. Hooper                       24,125/(6)/                  2.33
Greensboro, NC

Edward A. Hoyle, Jr.                  24,622                       2.37
Burlington, NC

All current directors,               199,410                      17.91 %
nominees for director and
executive officers as a
group (8 persons)

*    Less than 1%

     (1) Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power over the amount of shares disclosed above except for the following shares over which voting and investment power is shared: Mr. Braswell - 726 shares.

     (2) Included in the beneficial ownership tabulations are the following options to purchase shares of Common Stock: Mr. Braswell - 33,486 shares; Mr. Brown - 8,390 shares; Mr. Carr - 3,043 shares; Mr. Cornet - 14,095 shares; Ms. Fuller - 6,517 shares; Mr. Hooper - 3,043 shares and Mr. Hoyle - 8,390 shares. These options are capable of being exercised within 60 days of the Record Date and therefore, under the beneficial ownership rules of the Securities and Exchange Commission (the "SEC"), are deemed to be owned by the holder.

     (3) The calculations of the percentage of class beneficially owned by each individual and the group is based, in each case, on the sum of (i) 1,032,438 shares currently outstanding plus (ii) the number of options capable of being exercised within 60 days of the Record Date.

     (4) Includes 3,850 shares owned by Mr. Carr's business.

     (5) Includes 293 shares owned by Mr. Cornet's spouse.

     (6) Includes 20,917 shares owned by Mr. Hooper's business.

Reports of Changes in Beneficial Ownership

     Directors and executive officers of the Company are required by federal law to file reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company's Common Stock. To the best knowledge of management of the Company, all required reports on have been filed on a timely basis except for certain Form 4's associated with purchases of the Company's Common Stock by Messrs. Braswell, Brown and Carr. However, these transactions have been subsequently reported.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                        ---------------------------------

Nominees

     The Company's Bylaws provide for a Board of Directors composed of not less than five (5) nor more than twenty-five (25) directors as from time to time may be fixed or changed within the minimum and maximum by the shareholders or by a majority of the full Board of Directors. The Board of Directors has set the current number of Directors at seven and nominates the seven persons named below for election by shareholders at the Annual Meeting as directors of the Company for one-year terms or until their respective successors are duly elected and qualified.

                      Positions
                        with        Year in Which                Principal Occupation and
 Name and Age          Company      First Elected/(1)/   Business Experience for the Past Five Years
 ------------          -------      -------------        -------------------------------------------
Robert T. Braswell   Director,           1996            President and Chief Executive Officer of the
(49)                 President                           Bank since June 1996; prior to that, President
                     and CEO                             and Chief Executive Officer of SouthTrust Bank
                                                         of the Piedmont, Greensboro, NC from June 1995
                                                         to May 1996; Senior Vice President and Senior
                                                         Loan Officer of SouthTrust Bank of North
                                                         Carolina, N.A. from March 1991 to June 1995.

Gary N. Brown        Director            1996            President, Gary Brown Associates, Inc.
(56)                                                     (computer software sales), Colfax, NC

George E. Carr       Director            2000            President, Beacon Management, Inc. (developer
(58)                                                     of low to moderate income, multifamily homes),
                                                         Greensboro, NC

John D. Cornet       Chairman of         1996            President, JDC Associates LLC (management
(54)                 the Board of                        consulting firm), Greensboro, NC
                     Directors

Judy H. Fuller       Director            1996            Secretary, Fuller Real Estate Management Co,
(59)                                                     Inc. (real estate management), Burlington, NC

James E. Hooper      Director            2000            President and CEO, Staunton Capital, Inc.
(44)                                                     (manufacturing firm), Greensboro, NC

Edward A. Hoyle      Director            1996            Retired; previously Agency Manager for State
(70)                                                     Farm Insurance Company, Burlington, NC

     /(1)/ The year first elected indicates the year in which each individual was first elected a director of the Bank or the Company, as applicable, and does not necessarily reflect a continuous tenure.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE
                                                               ---
NOMINEES NAMED ABOVE.

Director Relationships

     No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

     During the period from January to April of 2001, each non-employee director was paid a fee of $200 for each Board of Directors meeting attended and during the period from May to December of 2001, each non-employee director was paid a fee of $300 for each Board of Directors meeting attended, all of which is subject to the Company's deferred compensation plan. The Chairman of the Board of Directors receives an additional monthly retainer of $800.

1997 Nonqualified Stock Option Plan for Directors

     The shareholders of the Bank ratified the 1997 Nonqualified Stock Option Plan for Directors (the "Nonqualified Option Plan") at the 1997 Annual Meeting of Shareholders pursuant to which options on 64,767 shares (amount subject to adjustment for dilution) of the Bank's common stock were made available for issuance to members of the Bank's Board of Directors and the board of any subsidiary of the Bank. On January 2, 1998, options to purchase 50,412 shares of the Bank's Common Stock were granted under the Nonqualified Option Plan. Upon the formation of the Company as the holding company for the Bank during the fourth quarter of 2000, the Company adopted the Nonqualified Option Plan. All options to purchase shares of the Bank's common stock outstanding at the time of the Company's formation were converted into options to purchase shares of the Common Stock of the Company. On July 17, 2001, additional options to purchase 25,263 shares of the Company's Common Stock were granted under the Nonqualified Option Plan.

Meetings of the Board of Directors

     The Board of Directors of the Company held twelve regular meetings during 2001. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees. The Board of Directors, acting as a whole, fulfills the roles of an Audit Committee, Nominating Committee and Compensation Committee, except that Mr. Braswell does not serve on the Audit Committee.

Report of the Audit Committee

     The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company's independent auditors and reports of examinations by bank regulatory agencies, and helping to formulate, implement, and review the Company's internal audit programs.

     During the course of its examination of the Company's audit process in 2001, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Cherry, Bekaert & Holland, L.L.P. ("Cherry, Bekaert & Holland"), all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from Cherry, Bekaert & Holland disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed with Cherry, Bekaert & Holland their independence.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

     The Company is a member of NASDAQ OTC and the Audit Committee members are "independent" as defined by the NASD's applicable listing standards.

     The Audit Committee has considered whether the principal accountant's provisions of certain non-audit services to the Company is compatible with maintaining the independence of Cherry, Bekaert & Holland. The Audit Committee has determined that it is compatible with maintaining the independence of Cherry, Bekaert & Holland.

     This report is submitted by the Audit Committee, the members of which are Mr. Brown, Mr. Carr, Mr. Cornet, Ms. Fuller, Mr. Hooper and Mr. Hoyle.

Executive Officers

     The following table contains information about the current executive officers of the Company and the Bank.

                                     POSITION WITH
    NAME                 AGE          COMPANY/BANK                           BUSINESS EXPERIENCE
    ----                 ---          ------------                           -------------------
Robert  T. Braswell      49     Director, President and      President and Chief Executive Officer of the Bank since June
                                Chief Executive Officer of   1996; prior to that, President and Chief Executive Officer of
                                the Company and the Bank     SouthTrust Bank of the Piedmont, Greensboro, NC from June
                                                             1995 to May 1996; Senior Vice President and  Senior
                                                             Loan  Officer of  SouthTrust Bank of North Carolina, N.A. from
                                                             March 1991 to June 1995.

T. Allen Liles            49    Treasurer and Secretary      Senior  Vice  President,  Chief  Financial  Officer  and
                                of the Company; Senior       Secretary  of the Bank since  July 2001;  prior to
                                Vice President, Chief        that,Senior Vice President,  Secretary,  Treasurer and
                                Financial Officer and        CFO of American National Bankshares,  Inc.,  Danville,  VA
                                Secretary of the Bank        from January 1998 to July 2001;  President and CEO, Strategic
                                                             Focus, Inc.   (Consulting  and  Financial   Services),
                                                             Asheboro,  NC from July  1996 to  January  1998;  Senior
                                                             Vice President,  Centura  Banks  from June 1995 to June
                                                             1996.

Gunnar N. R. Fromen       53    Senior Vice President        Senior Vice  President  and Senior  Loan  Officer of the
                                and Senior Loan Officer      Bank since March  1998;  prior to that,  Executive  Vice
                                of the Bank                  President  and  Director  of General  Banking  Services,
                                                             High Street Banking Company, Asheville,NC from October 1997 to January 1998;First Vice President,Community Banking
                                                             Executive, Commercial Business Development Officer, Central
                                                             Carolina Bank and Trust Company, Salisbury, NC from May 1995 to
                                                             February 1997; Senior Vice President, Regional Executive and Retail
                                                             Banking Manager,Security Capital Bancorp, Salisbury,NC, January
                                                             1991 to  May 1995.

Thomas E. Smith           48    Senior Vice President of     Senior  Vice  President  of the Bank  since  July  1995;
                                the Bank - Retail            prior to that,  Vice  President  and City  Executive
                                Banking                      of the Community Bank,  Pilot Mountain,  NC from April 1992 to July 1995; Senior Vice President,FirstSouth Bank,
                                                             Burlington, NC from March 1989 to March 1992.

Executive Compensation

     The Bank has entered into employment agreements (the "Employment Agreements") with Robert T. Braswell, President and Chief Executive Officer of the Bank and the Company (dated May 21, 1996), Thomas E. Smith, Senior Vice President-Retail Banking (dated October 11, 1996), Gunnar N. R. Fromen, Senior Vice President and Senior Loan Officer (dated September 16, 1998) and T. Allen Liles, Senior Vice President, Chief Financial Officer and Secretary of the Bank and Treasurer and Secretary of the Company (dated July 24, 2001) to establish their duties and compensation and to provide for their continued employment with the Bank. The Employment Agreements provide for an initial term of employment of three years. The Employment Agreements provide for annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the Employment Agreements provide for discretionary bonuses, participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officers' respective offices or made available to all other employees. The Employment Agreements provide that each officer may be terminated for "cause" (as defined in the Employment Agreements) by the Bank, and may otherwise be terminated by the Bank (subject to vested rights) or by each officer. The Employment Agreements provide that in the event of a "termination event" following a change in control of the Bank (i) the employee shall be able to terminate the agreement and receive 299% of his base amount of compensation and
(ii) the term of the agreement shall be not less than 36 months from the employee's notice of termination of the agreement. A "termination event" will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee's annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee's life insurance, medical or hospitalization insurance, disability insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location which is an unreasonable distance from his current principal work location, without the employee's express written consent. A change in control of the Bank will occur if (i) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting securities and irrevocable proxies, representing 25% or more of any class of voting securities or the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (ii) the Bank is consolidated or merged with or into another corporation, association or entity where the Bank is not the surviving corporation; or (iii) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group. The Employment Agreements also provide for restrictions on each officer's right to compete with the Bank for a period of one year after termination of employment. Such noncompete restrictions do not apply if the officer is terminated without cause or after the occurrence of a "termination event" following a change in control.

     The following table shows the compensation received or deferred by the Company's Chief Executive Officer during 2001, 2000, and 1999. No other executive officer of the Company received compensation in excess of $100,000 during the fiscal year ended 2001.

                           SUMMARY COMPENSATION TABLE


                                                                     Annual Compensation
                                                                     -------------------

                                                                        Other
                                                                       Annual       Awards
                                                                       Compen-
Name  and Principal Position               Year    Salary     Bonus    sation      Options
----------------------------               ----    ------     -----    ------      -------
Robert T. Braswell, President and Chief    2001   $148,333   $   -0-     $--/(1)/    2,200/(3)/
Executive Officer of the Company and the   2000    137,500    43,193      --/(1)/      -0-
Bank                                       1999    121,327    32.915      --/(1)/   15,609/(2)//(3)/

     /(1)/ Aggregate value of non-cash benefits received did not exceed 10% of cash compensation paid.
     /(2)/ Adjusted for a 10% stock dividend paid to shareholders of the Bank's common stock of record on October 1, 2000.
     /(3)/ Adjusted for a 10% stock dividend paid to shareholders of the Company's common stock of record on October 1, 2001.

Stock Options

     The shareholders of the Bank ratified the 1997 Incentive Stock Option Plan at the 1997 Annual Meeting of shareholders (the "ISO Plan"). The ISO Plan provided for the issuance of options to purchase up to 64,767 shares (amount subject to adjustment for dilution) of the Bank's common stock. Upon the formation of the Company as the holding company for the Bank during the fourth quarter of 2000, the Company adopted the ISO Plan. All options to purchase shares of the Bank's common stock outstanding at the time of the Company's formation were converted into options to purchase shares of the Common Stock of the Company. The following table sets forth information regarding options to purchase shares of the Company's Common Stock that were granted to Mr. Braswell under the ISO Plan during the fiscal year ended 2001.

                        OPTION GRANTS IN FISCAL YEAR 2001
                               (INDIVIDUAL GRANTS)

                     Number of Securities                           Exercise or
                          Underlying         % of Total Options      Base Price    Expiration     Grant Date
       Name          Options Granted /(1)/   Granted to Employees    ($/Share)       Date            Value
       ----          ---------------------   --------------------    ---------       ----            -----
Robert T. Braswell         2,200/(2)/              14.08 %           $8.18/(2)/   Feb. 20, 2011       -0-

     /(1)/ Such Incentive Stock Options are subject to a one-year vesting period.

     /(2)/ Adjusted following a 10% stock dividend paid to holders of record of the Company's Common Stock on October 1, 2001.

     The following table sets forth information regarding option exercises and option values as of the end of the fiscal year ended December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                        AND FISCAL YEAR END OPTION VALUES

                                            Number of Securities        Value of Unexercised
                                           Underlying Unexercised           In-the-Money
                      Shares               Options at December 31,      Options at December 31,
                     Acquired                       2001                     2001/(1)/
                       on        Value     -------------------------   -------------------------
      Name           Exercise   Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
      ----           --------   --------
                                           -------------------------   -------------------------
Robert T. Braswell     -0-          -0-          31,286 / 2,200               -0- / -0-

     /(1)/ The Company's stock price on December 31, 2001 was $8.25 per share.

Transactions with Management

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of the Company's and the Bank's directors and executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

     PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
     ------------------------------------------------------

     The Board of Directors has appointed the firm of Cherry, Bekaert & Holland, L.L.P., Certified Public Accountants, as the Company's independent accountants for 2002, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting.

     A representative of Cherry, Bekaert & Holland, L.L.P. is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

                                   AUDIT FEES

    Category                                                       Amount Paid
    --------                                                       -----------

    Audit Fees:                                                      $23,600

    Financial Information System Design and Implementation Fees:           0

    All Other Fees:                                                  $30,450
                                                                     -------

    Total Fees Paid:                                                 $54,050
                                                                     =======

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2:
                                                               ---
RATIFICATION OF THE APPOINTMENT OF Cherry, Bekaert & Holland, L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes will be authorized to vote shares represented by appointments of proxy according to their best judgment.

                            PROPOSALS OF SHAREHOLDERS

     Any proposal of a shareholder which is intended to be presented at the Company's 2003 Annual Meeting must be received by the Company at its main office in Greensboro, North Carolina, no later than November 15, 2002, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2003 Annual Meeting is received by the Company by February 15, 2003, the Company will use its discretionary authority to determine whether such proposal will be included in the proxy statement for that meeting.

                             ADDITIONAL INFORMATION

     A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER'S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO T. ALLEN LILES, SECRETARY AND TREASURER, CAROLINA BANK HOLDINGS, INC., 2604 LAWNDALE DRIVE, GREENSBORO, NORTH CAROLINA 27408.

     Market for the Company's Common Equity and Related Stockholder Matters

Market Summary

The Company's common stock is traded in the over-the-counter market, and is listed on the OTC "Bulletin Board." Scott & Stringfellow, Inc., Richmond, Virginia and Trident Securities, Atlanta, Georgia are the market makers for the common stock. As of December 31, 2001, the Company had issued and outstanding 1,032,438 shares of common stock which were held by approximately 800 shareholders of record.

The following table represents stock prices during the trading periods.

2001                                    High*   Low*
-----------------------------------------------------

First Quarter                          $ 9.09   $7.73
Second Quarter                           9.77    8.36
Third Quarter                            9.55    8.86
Fourth Quarter                          12.00    7.05

2000                                    High     Low
-----------------------------------------------------

First Quarter                           $9.21   $6.69
Second Quarter                           8.55    6.69
Third Quarter                            9.00    5.95
Fourth Quarter                           8.18    6.31

* Reflects 10% stock dividends paid in the fourth quarter 2001 and 2000. No cash dividends were paid in 2001 or 2000.

                      Management's Discussion and Analysis

This discussion is intended to assist in understanding the financial condition and results of operations of Carolina Bank Holdings, Inc and its wholly-owned subsidiaries, Carolina Bank and CBHI Capital Trust I (collectively "the Company"), and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein.

Forward-looking Statements

This report contains forward-looking statements with respect to the financial condition and results of operations and business of the Company. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on information available at the time these statements and disclosures were prepared. Factors that may cause actual results to differ materially from those expected include the following:

     . General economic conditions may deteriorate and negatively impact the ability of borrowers to repay loans and depositors to maintain balances.
     .    Changes in interest rates could reduce net interest income
     .    Competitive pressures among financial institutions may increase.
     . Legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses that the Company are engaged in.
     . New products developed and new methods of delivering products could result in a reduction in business and income for the Company.
     .    Adverse changes may occur in the securities market.

Stock Dividend

The Company issued 10% stock dividends in both 2000 and 2001. All per share amounts have been adjusted to retroactively reflect the stock split.

Reclassifications

Certain prior period information has been restated to conform to 2001 presentation.

                              Results of Operations
                              ---------------------

Earnings Performance

The Company had net income for the year ended December 31, 2001 of $401,943 or $.39 per diluted share, compared to net income for the year ended December 31, 2000 of $542,223 or $.53 per diluted share. Net interest income, the difference between interest earned on interest- earning assets and interest incurred on interest-bearing liabilities, was $3,619,348 in 2001 compared to $3,538,232 in 2000, an increase of 2.3%. Non-interest income, principally service charges and fees, mortgage banking income, and securities gains, amounted to $685,373 in 2001 and $280,276 in 2000, an increase of 144.5%. Securities gains and increased mortgage banking income accounted for 60.7% of the 2001 increase in non-interest income due to lower interest rates which generally promote mortgage refinancing and bond appreciation. The Company provided $391,058 and $332,435 to its reserve for loan losses in 2001 and 2000, respectively, and incurred non-interest expense of $3,385,938 in 2001 and $2,641,711 in 2000. The increase in non-interest expense of $744,227 or 28.2% was largely the result of opening the Lawndale Drive main office in July, 2000 and the Jefferson Village branch in December, 2001, with resulting expenses associated with occupying, staffing, and promoting the new facilities. Income taxes declined $176,357 in 2001 to $125,782, or 58.4%, because income before income taxes declined and because the Company realized a benefit from lower reserves on deferred tax assets.

Net Interest Income

Net interest income is the amount of interest earned on interest-earning assets such as loans, investments, federal funds sold and deposits in other financial institutions less the interest expense incurred on interest-bearing liabilities such as interest-bearing deposits and borrowed money. Net interest income is the principal source of earnings for the Company. Net interest income is affected by the general level of interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the relative funding of these assets.

For the year ended December 31, 2001, net interest income increase by $81,116 or 2.3% to $3,619,348 from $3,538,232 for the year ended December 31, 2000. The increase in net interest income was attributable to growth in all aspects of the Company's business. Average interest-earning assets were approximately $122,273,000 in 2001 compared to $90,743,000 in 2000, an increase of $31,530,000 or 34.7%. The Company experienced excellent loan and deposit growth during 2001 with average loans up $24,105,000 or 33.7% and average deposits increasing $27,339,000 or 33.9% from 2000.

The net yield on interest-earning assets declined by .94% to 2.96% in 2001 from 3.90% in 2000, and the interest rate spread declined by .70% to 2.34% in 2001 from 3.04% in 2000. The declines in yields and spreads in 2001 from 2000 occurred because the Company's interest-earning assets adjusted much quicker and at a greater magnitude than interest-bearing liabilities as interest rates declined in 2001. The federal funds target rate and prime rate declined by 4.75% from December 2000 to December 2001. A majority of the Company's loans adjusted when the prime rate adjusted while a majority of the Company's interest-bearing liabilities lagged the prime rate changes since time deposits adjust at maturity which generally exceed a year. The prime rate, which is used to price a majority of loans, declined by more than rates on deposits which also negatively impacted the net yield and interest rate spread.

The table below "Net Interest Income and Average Balance Analysis" provides a detailed analysis of the effective yields and rates on the categories of interest-earning assets and interest-bearing liabilities for the years ended December 31, 2001 and 2000.

                Net Interest Income and Average Balance Analysis for the Years Ended December 31, 2001 and December 31, 2000

                                               December 31, 2001                      December 31, 2000
                                     ---------------------------------------------------------------------------
                                        Average     Interest     Average       Average    Interest     Average
                                     Balance (1.)   Inc./Exp.   Yield/Cost     Balance    Inc./Exp.   Yield/Cost
                                     ---------------------------------------------------------------------------
Interest-earning assets
    Interest-bearing deposits          3,486,229      127,640      3.66%      3,047,989     191,588      6.29%
    Federal funds sold                 4,695,876      164,412      3.50%      5,623,634     354,545      6.30%
    Taxable Investments               18,489,322    1,125,187      6.09%     10,574,199     698,520      6.61%
    Loans (2.)                        95,601,600    7,598,983      7.95%     71,496,965   6,757,408      9.45%
                                     ---------------------------------------------------------------------------
Total interest-earning assets        122,273,027    9,016,222                90,742,787   8,002,061
Yield on average
      Interest-earning assets                                      7.37%                                 8.82%
                                     ===========================================================================

Non interest-earning assets            6,748,857                              4,607,686
                                     ---------------------------------------------------------------------------

Total assets                         129,021,884                             95,350,473
                                     ===========================================================================

Interest-bearing liabilities
    Interest checking                  3,078,765       33,512      1.09%      2,197,930      31,324      1.43%
    Money market and savings          30,529,407    1,207,343      3.95%     21,856,563   1,159,054      5.30%
    Time certificates and IRAs        63,009,553    3,650,356      5.79%     48,100,727   3,008,042      6.25%
    Other borrowings                  10,634,653      505,663      4.75%      5,045,607     265,409      5.26%
                                     ---------------------------------------------------------------------------
Total interest-bearing liabilities   107,252,378    5,396,874                77,200,827   4,463,829
Cost on average
    nterest-bearing liabilities                                    5.03%                                 5.78%
                                     ===========================================================================
Non-interest-bearing liabilities
    Demand deposits                   11,477,106                              8,601,145
    Other liabilities                    801,318                                705,730
                                     ---------------------------------------------------------------------------
Total non-interest-bearing
    liabilities                       12,278,424                              9,306,875
                                     ---------------------------------------------------------------------------
Total liabilities                    119,530,802                             86,507,702
Stockholders' equity                   9,491,082                              8,842,771
                                     ---------------------------------------------------------------------------
Total liabiities and equity          129,021,884                             95,350,473
Net interest income                                 3,619,348                             3,538,232
                                     ===========================================================================
Net yield on
    interest-earning assets                                        2.96%                                 3.90%
                                     ===========================================================================
Interest rate spread                                               2.34%                                 3.04%
                                     ===========================================================================

     (1.) Average balances are computed on a daily basis.
     (2.) Nonaccruing loans are included in the average loan balances.

Rate/Volume Analysis of Net Interest Income

The effect of changes in average balances (volume) and rates on interest income, interest expense and net interest income for the period indicated is shown below. The effect of a change in the average balance has been determined by applying the average rate in the earlier period to the change in average balance in the later period, as compared with the earlier period. The effect of a change in the average rate has been determined by applying the average balance in the earlier period to the change in the average rate in the later period as compared with the earlier period. Changes resulting from average balance/rate variances have been allocated between volume and rate on a proportional basis.

          Rate / Volume Variance Analysis

                                                   2001 vs. 2000
                                     -------------------------------------------
                                      Interest    Increase (Decrease) in Income/
                                      Increase      Expense Due To Change in
                                     (Decrease)         Rate         Volume
                                     -------------------------------------------
Interest-Earning Assets:
    Interest-Earning Deposits        $  (63,803)     $   (88,405)  $   24,602
    Federal Funds Sold                 (190,133)        (138,680)     (51,453)
    Taxable Investments                 426,667          (58,937)     485,604
    Loans                               841,430       (1,190,557)   2,031,987
                                     ----------      -----------   ----------
Total Interest-Earning Assets        $1,014,161      $(1,476,579)  $2,490,740
                                     ----------      -----------   ----------

Interest-Bearing Liabilities
    NOW Accounts                     $    2,187      $    (8,500)  $   10,687
    Money Market and Savings             48,289         (340,362)     388,651
    Time Certificates and IRAs          642,314         (234,573)     876,887
    Other Borrowings                    240,255          (27,750)     268,005
                                     ----------      -----------   ----------
Total Interest-Bearing Liabilities   $  933,045      $  (611,185)  $1,544,230
                                     ----------      -----------   ----------

Net Interest Income                  $   81,116      $  (865,394)  $  946,510
                                     ==========      ===========   ==========

During the year 2001, the improvement in net interest income over 2000 was primarily the result of growth in assets and liabilities. The overall rate adjustments had a negative impact on net interest income as interest-earning assets adjusted much faster and at greater magnitude than interest-bearing liabilities. If interest rates stabilize or increase during 2002, the overall rate adjustment should be positive during 2002 as many interest-bearing liabilities that did not adjust in 2001 adjust downward in 2002.


Provision for Loan Losses

The allowance for loan losses, established through charges to expense in the form of a provision for loan losses, allows for possible loan losses in the Company's loan portfolio. The provision for loan losses increased in 2001 to $391,058 from $332,435 in 2000. The level of the allowance for loan losses is based on management's estimate as to the amount required to maintain an allowance adequate enough to provide for future losses. Management considers, among other things, nonperforming loans, delinquencies, collateral values and general economic conditions when assessing the adequacy of the allowance. The allowance for loan losses was $1,368,925 or 1.26% of loans and $1,186,628 or 1.40% of loans at December 31, 2001 and 2000, respectively. Charge-offs, net of recoveries, were approximately $209,000 and $51,000 during 2001 and 2000, respectively.

The following table describes the activity relating to the Company's allowance for loan losses for the years ended December 31.

                                     2001         2000
                                  ----------   ----------

Beginning Balance                 $1,186,628   $  905,200
Provision for loan losses            391,058      332,435
Charge-Offs:
    Commercial                      (180,373)      (6,048)
    Real Estate                       (7,727)     (36,966)
    Consumer                         (23,928)      (9,076)
                                  ----------   ----------
      Total                         (212,028)     (52,090)
Recoveries:                               --           --
    Consumer                           3,267        1,083
                                  ----------   ----------
Ending Balance                    $1,368,925   $1,186,628
                                  ==========   ==========

Non-interest Income

Other income consists principally of service charges and fees, mortgage banking income, and securities gains. Total other income for 2001 was $685,373 compared to $280,276 in 2000, an increase of $405,097 or 144.5%. Growth in customers and adjustments to service fee pricing accounted for the 72.5% jump in service charges to $378,662 in 2001 from $219,529 in 2000. Mortgage banking income, which represents fees earned from the origination of mortgage loans for others, rose 193.4% to $178,245 in 2001 from $60,747 in 2000. The strong growth in mortgage banking income in 2001 resulted primarily from the decline in interest rates, which promoted increased home buying and home mortgage refinancing. Securities gains of $128,466 in 2001 resulted from the sale of certain investments at gains and reinvestment of the proceeds in more attractive alternative investments. No securities gains were recognized in 2000 or 1999.

Non-interest Expenses

Non-interest expenses were $3,385,938 in 2001 compared to $2,641,711 in 2000, an increase of $744,227 or 28.2%. The Company opened its new main office on Lawndale Drive in July 2000 and its third office on New Garden Road in December 2001. The Company experienced significant loan and deposit growth in 2001 as a result of the new offices and marketing efforts. Additional full time personnel were hired to staff the new branch locations and to support the Company's growth. Occupancy and equipment expenses such as depreciation and utilities increased 27.2% to $522,967 in 2001 as a result of the new main office being open for all of 2001 and the third office opening in late 2001. Professional fees increased 62.7% in 2001 to

$298,146 from $183,241 in 2000 due to fees related to issuance of $3,000,000 in trust preferred securities, from accounting fees related to the absence of a CFO during half of 2001, and an increase in directors fees. Outside data processing fees increased 39.8% to $199,441 in 2001 from $142,712 in 2000 as a result of new loan and deposit accounts booked in 2001 and the related costs of servicing these accounts by the Company's outside data processing service. Advertising and promotion increased to 11.5% to $251,579 in 2001 from $225,642 in 2000 to help generate the growth attained in new loan and deposit accounts during 2001. Stationary, printing, and office supplies climbed 58.6 % to $210,118 and other expenses jumped 57.3% to $256,272 during 2001 to support the new offices and growth during 2001. Management of the Company closely monitors non-interest expenses but expects additional increases in 2002 to support new products of internet banking and non-deposit investment products and to recognize a full year of expenses related to the third branch opened in December 2001.

Income Taxes

Income tax expense amounted to $125,782, or 23.8% of Income, before Income Taxes in 2001 and $302,139, or 35.8% of Income, before Income Taxes in 2000. The decline in the effective income tax rate in 2001 was the result of a benefit from lower reserves on deferred tax assets.

                               Financial Condition
                               -------------------

Total assets of the Company were $151,515,485 at December 31, 2001, an increase of $39,017,065 or 34.7% over total assets of $112,498,420 at December 31, 2000.
Nearly all major asset categories of loans, investments, and premises and equipment increased over prior year amounts. Funding the asset growth came primarily from an increase in deposits. Federal Home Loan Bank advances, retail repurchase agreements, and Trust Preferred Securities also provided funding for the asset growth. Management has continued its aggressive promotion and pricing of deposit products in order to establish and build market share. The new main office, which was open during all of 2001, had a positive effect on these activities, and management believes its personal service approach will continue to generate deposit growth. Management regularly evaluates its deposit product offerings and attempts to meet the needs of all types of customers through both new products and modifications to existing products. The Company had approximately $11,600,000 in out-of-market deposits from other depository institutions at December 31, 2001.

The majority of the Company's asset growth continues to occur in the loan portfolio. Total loans outstanding increased $24,066,823 or 28.4% from $84,815,118 at December 31, 2000 to $108,881,941 at December 31, 2001. Targeted
marketing efforts, experienced lenders, local decision making, an emphasis on personal relationships and superior customer service have been key drivers of the loan growth. Approximately 75.8% of the Company's loans are secured by some form of real estate. Loans secured by one-to-four family residential properties comprise 21.7% of the loan portfolio while nonresidential properties, construction loans and multifamily residential properties comprise 19.7%, 27.0% and 7.4% of the loan portfolio, respectively. Another 19.2% are commercial loans with the balance in consumer and other loans.

Asset quality remains a primary concern of management. A thorough credit analysis is made of each loan before it is made. Experienced lenders and a credit administrator review the loan's structure including terms, rate, collateral and repayment sources in addition to adherence to the Company's lending policy. On an ongoing basis, a risk rating program and other credit administration tools are utilized to monitor loans and overall asset quality. Nonperfoming loans amounted to approximately $443,000 or .41% of loans outstanding and $254,000 or .30% of loans outstanding at December 31, 2001 and 2000, respectively. At 1.26% and 1.40% of loans outstanding at December 31, 2001 and 2000, respectively, management believes the allowance for loan losses is adequate. Net loan charge-offs were .22% and .06% of average loans during 2001 and 2000, respectively.

Investment securities increased to $28,007,982 at December 31, 2001 from $14,679,564 at December 31, 2000, an increase of $13,328,418 or 90.8%. The
Company's investment securities portfolio consists primarily of U. S. government agency securities and mortgage backed securities issued by the U. S. government and quasi U. S. government agencies. Approximately 92.3% of the investment securities at December 31, 2001 are classified as available for sale and are recorded at market value. Changes in market value are reflected as a separate component of stockholders' equity. The Company does not engage in the practice of trading securities.

Premises and equipment were $5,344,386 at December 31, 2001 compared to $4,582,107 at December 31, 2000. The increase in 2001was largely due to the building and equipment associated with the new Jefferson Village branch location.

The Company, which opened for business on November 26, 1996, has not paid any cash dividends to its stockholders. In September 2001, the Board of Directors approved a ten percent stock dividend. An amount equal to the fair value of the shares distributed was reclassified from retained earnings to common stock and additional paid-in capital.

Liquidity

In order to ensure that the Company has sufficient funds available for loan growth, deposit withdrawals, and daily operational needs, an adequate level of liquidity must be maintained. Liquidity sources consist of short-term investments that can be converted to cash such as deposits in other financial institutions and Federal funds sold, repayment of loans, and the ability of the Company to attract new deposits from existing and/or new customers. The Company's liquidity position is closely monitored and evaluated on a regular basis. Management feels that the overall liquidity position of the Company at December 31, 2001 is adequate to meet its operational needs.

Investment Portfolio

At December 31, 2001, the Company's investment portfolio comprised approximately 18.5% of total assets. The following table summarizes the carrying value amounts of securities held by the Company at December 31, 2001 and 2000.

The following table presents maturities and weighted average yields of debt securities at December 31, 2001. Available-for-sale securities are reported at estimated fair value and held to maturity securities are reported at amortized cost.

                        Analysis of Investment Securities
                        Amortized Cost and Market Values
                        December 31, 2001 and 2000

                                2001                        2000
                             -------------------------   -----------   -----------
                              Amortized       Market      Amortized       Market
                                Cost          Value         Cost          Value
                             -----------   -----------   -----------   -----------
Available for Sale
US agency securities         $14,961,576   $15,064,206   $12,406,756   $12,467,539
Mortgage-backed securities     9,591,952     9,567,697       899,748       891,929
Trust preferred stock            750,000       750,000            --            --
Restricted stock                 479,592       479,592       379,591       379,591
                             -----------   -----------   -----------   -----------
                             $25,783,120   $25,861,495   $13,686,095   $13,739,059
                             -----------   -----------   -----------   -----------

Held to Maturity
US agency securities                  --            --       635,000       633,412
Mortgage-backed securities     2,146,487     2,117,281       305,505       307,062
                             -----------   -----------   -----------   -----------
                             $ 2,146,487   $ 2,117,281   $   940,505   $   940,474
                             -----------   -----------   -----------   -----------

   Total                     $27,929,607   $27,978,776   $14,626,600   $14,679,533
                             ===========   ===========   ===========   ===========

                        Analysis of Investment Securities
                                December 31, 2001

                              Due One    One Year     Five Years       Due
                              Year or     Through      Through        After                       Market
Investment Securities          Less     Five Years    Ten Years     Ten Years       Total         Value
                             --------   -----------   ----------   -----------   -----------   -----------
US agency securities         $499,953   $13,461,623   $1,000,000   $        --   $14,961,576   $15,064,206
Mortgage-backed securities         --            --    1,967,654     9,770,785    11,738,439    11,684,979
Trust preferred securities         --            --           --       750,000       750,000       750,000
                             --------   -----------   ----------   -----------   -----------   -----------
Total                        $499,953   $13,461,623   $2,967,654   $10,520,785   $27,450,015   $27,499,185
                             ========   ===========   ==========   ===========   ===========   ===========

Weighted Average Yields
US agency securities             5.87%         5.02%        6.00%         0.00%         5.11%
Mortgage-backed securities         --            --         5.78%         5.65%         5.67%
Trust preferred securities         --            --         0.00%         5.08%         5.08%
                             --------   -----------   ----------   -----------   -----------
                                 5.87%         5.02%        5.85%         5.61%         5.35%
                             ========   ===========   ==========   ===========   ===========

Loan Portfolio

Management believes the loan portfolio is adequately diversified. There are no significant concentrations of loans to any particular individuals or industry, or group of related individuals or industries. There are no foreign loans. The composition of the loan portfolio at December 31, 2001 and 2000 is presented in the table which follows.

                                Analysis of Loans

                                             December 31, 2001       December 31, 2000
                                            Amount      Percent     Amount      Percent
                                         ------------   -------   -----------   -------
Loans Secured by Real Estate:
    Construction and Land Development    $ 29,395,332    27.00%   $17,565,371    20.71%
    1-4 Family Residential Properties      23,604,334    21.68%    19,759,643    23.30%
    Multifamily Residential Properties      8,071,523     7.41%     5,190,209     6.12%
    Nonfarm Nonresidential Properties      21,405,470    19.66%    18,578,515    21.90%
                                         ------------   ------    -----------   ------
Total Loans Secured by Real Estate       $ 82,476,659    75.75%   $61,093,738    72.03%

Commercial and Industrial Loans            20,863,155    19.16%    17,483,140    20.61%
Consumer                                    5,406,598     4.97%     5,871,001     6.92%
All Other Loans                               135,529     0.12%       367,239     0.44%

                                         ------------   ------    -----------   ------
Total Loans                              $108,881,941   100.00%   $84,815,118   100.00%
                                         ============   ======    ===========   ======

The table that follows shows the loan portfolio at December 31, 2001 by loan type, maturity and whether the interest rate is fixed or variable.

                       Analysis of Certain Loan Maturites
                             As of December 31, 2001

                               Real Estate              Consumer        Commercial & All Other            Total
                           Amount      Percent     Amount     Percent      Amount     Percent       Amount      Percent
                         -----------   -------   ----------   -------   -----------   --------   ------------   -------
Due within one year:     $24,831,858    30.11%   $2,854,187    52.79%   $10,295,794    49.03%    $ 37,981,839    34.88%

Due after one year
   through five years:
    Fixed Rate            16,078,800    19.49%    1,568,893    29.02%     2,972,638    14.16%      20,620,331    18.94%
    Variable Rate         14,421,665    17.49%      734,820    13.59%     7,487,974    35.66%      22,644,459    20.80%
                         -----------   ------    ----------   ------    -----------   ------     ------------   ------
                         $30,500,465    36.98%   $2,303,713    42.61%   $10,460,612    49.82%    $ 43,264,790    39.74%

Due after five years:
    Fixed Rate           $15,920,342    19.30%   $  193,910     3.59%   $   174,662     0.83%    $ 16,288,914    14.96%
    Variable Rate         11,223,994    13.61%       54,788     1.01%        67,616     0.32%      11,346,398    10.42%
                         -----------   ------    ----------   ------    -----------   ------     ------------   ------
                         $27,144,336    32.91%   $  248,698     4.60%   $   242,278     1.15%    $ 27,635,312    25.38%
                         $82,476,659   100.00%   $5,406,598   100.00%   $20,998,684   100.00%    $108,881,941   100.00%
                         ===========   ======    ==========   ======    ===========   ======     ============   ======

A certain degree of risk is inherent in the extension of credit. Management has established loan and credit policies designed to control both the types and amounts of risks assumed and to ultimately minimize credit losses. Such policies include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of certain real estate collateral, problem loan management practices and collection procedures, and non-accrual and charge-off guidelines.

Loans secured by real estate mortgages comprised 75.8% of the Company's loan portfolio at December 31, 2001. Residential real estate loans consist mainly of first and second mortgages on single family homes. Loan-to-value ratios for these loans are generally limited to 90% for second mortgages and 80% for first mortgages, unless private mortgage insurance is obtained. Nonresidential loans are secured by business and commercial properties with loan-to-value ratios generally limited to 80%. The repayment of both residential and nonresidential real estate loans is dependent primarily on the income and cash flows of the borrowers with the real estate serving as a secondary source of repayment. Real estate construction loans generally consist of financing of commercial real estate projects and some one-to-four family dwellings. Usually the loan-to-cost ratios are limited to 80% and permanent financing commitments are required prior to advancing loan proceeds.

Commercial loans primarily represent loans to businesses and may be made on either a secured or unsecured basis. Commercial lending involves risk because repayment usually depends on the cash flows generated by a borrower's business, and the debt service capacity of a business can deteriorate because of downturns in national and local economic conditions. To manage this risk, initial and continuing financial analysis of a borrower's financial information is generally required.

Allowance for Loan Losses

The allowance for loan losses is increased by direct charges to operating expense. Losses on loans are charged against the allowance in the period in which management has determined that such loans have become uncollectible. Recoveries of previously charged-off loans are credited to the allowance.

In reviewing the adequacy of the allowance each quarter and at year end, management considers the historical loan losses experienced by the Company, current economic conditions affecting borrowers' ability to repay, the volume of loans, trends in loan delinquencies, non-accruing and potential problem loans, and the quality of the collateral securing nonperforming and problem loans. Management applies a consistent methodology that utilizes, among other things, a loan risk rating system and detailed loan reviews. Regulators review the adequacy of the allowance for loan losses as part of their periodic examination of the Company and may require adjustments to the allowance based upon information available to them at the time of their examination. A summary of the Company's loan loss experience for the years ended December 31, 2001 and 2000 was presented earlier.

The following table presents the allocation of the allowance for loan losses at the end of the years ended December 31, 2001 and 2000, compared with the percent of loans in the applicable categories of total loans.

                   Allocation of the Allowance for Loan Losses

                                         December 31, 2001                     December 31, 2000
                               -------------------------------------------------------------------------
                                            % Allowance   % Loans                 % Allowance   % Loans
                                             to Total     in each                  to Total     in each
                                 Amount      Allowance    category     Amount      Allowance    category
                               ----------   -----------   --------   ----------   -----------   --------
Balance at end of period
          applicable to:
Commercial                     $  410,678      30.00%      19.16%    $  355,988      30.00%       20.61%

Real Estate                       780,288      57.00       75.75        652,645      55.00        72.03

Consumer                           95,825       7.00        4.97         94,930       8.00         6.92

All Other Loans                     3,424       0.25        0.12          5,933       0.50         0.44

Unallocated                        78,710       5.75          --         77,132       6.50           --
                               ----------     ------      ------     ----------     ------       ------
Total                          $1,368,925     100.00%     100.00%    $1,186,628     100.00%      100.00%
                               ==========     ======      ======     ==========     ======       ======

Nonperforming loans

When a loan is past due 90 days as to interest or principal or there is serious doubt as to collectibilty, the accrual of interest is generally discontinued unless the estimated fair value of the collateral is sufficient to assure the collection of the principal balance and accrued interest. A non-accrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed. The Company had $443,000 and $254,000 in non-accrual loans at December 31, 2001 and 2000, respectively. The higher nonperforming loans and loan charge-offs as previously disclosed during 2001 compared to earlier years reflect a more realistic view of the Company's loan quality as compared to unusually low levels of nonperforming loans and charge-offs in 2000.

Deposits

The maturity distribution of time deposits in excess of $100,000 or more at December 31, 2001 is presented below. Such deposits may be more volatile and interest rate sensitive than other deposits.

Certificates of Deposit in Amounts of $100,000 or More
                 12/31/2001

Time Remaining
  to Maturity                            Amount
                                      -----------

Three months or less                  $13,310,147
Over three through six months         $ 2,638,951
Over six through twelve months        $ 9,127,203
Over twelve months                    $ 2,706,681
                                      -----------
                                      $27,782,982
                                      ===========

Interest Rate Sensitivity

Interest rate sensitivity management is concerned with the timing and magnitude of repricing assets compared to liabilities and is a part of asset/liability management. It is the objective of interest rate sensitivity management to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management began actively measuring interest rate risk during the last half of 2001 using simulation analysis. Simulation analysis and past history indicate, in the absence of growth or changes in the mix of assets and liabilities, that the Company's net interest income generally increases when short-term interest rates rise and declines when short-term interest rates fall. The table below reflects the balances of interest-earning assets and interest-bearing liabilities at the earlier of their repricing or maturity dates. Fixed rate loans are reflected at their contractual maturity date and variable loans are reflected when the loans may be repriced contractually. Interest-bearing liabilities with no contractual maturity, such as interest-bearing transaction accounts and savings deposits are reflected in the earliest repricing interval due to contractual arrangements which give management or the customer the opportunity to vary rates paid on these deposits within a thirty day or shorter period. There are inherent limitations in using the below Interest Sensitivity Analysis to manage interest rate risk and should be considered in conjunction with other assumptions such as loan prepayments, call dates on securities and likely changes in asset and liability mixes.

    Distribution of Interest-Earning Assets and Interest Bearing Liabilities
                   Repricing Schedule as of December 31, 2001
                             (Dollars in Thousands)

                                        0-90      91-365      1-3        Over
                                        Days       Days      Years     3 Years    Total
                                       -------   --------   --------   -------   --------
Interest-Earning Assets
    Interest-bearing Deposits          $ 3,840   $     --   $     --   $    --   $  3,840
    Federal Funds Sold                   2,538         --         --        --      2,538
    Investment Securities                  750        500         --    27,928     29,178
    Loans                               68,610      2,473     11,722    26,077    108,882
                                       -------   --------   --------   -------   --------
Total                                  $75,738   $  2,973   $ 11,722   $54,005   $144,438
                                       -------   --------   --------   -------   --------

Interest-Bearing Liabilities
    Savings, NOW and
        Money Market                   $41,907   $     --   $     --   $    --   $ 41,907
    Time Deposits
        Over $100,000                   13,075     11,766      2,607       100     27,548
    Time Deposits
        Under $100,000                  14,726     17,914      6,946       114     39,700
    Federal Home Loan Bank Advances      5,000         --         --     3,000      8,000
    Securities sold under
        agreements to repurchase         5,582         --         --        --      5,582
    Trust preferred securities           3,000         --         --        --   $  3,000
                                       -------   --------   --------   -------   --------
Total                                  $83,290   $ 29,680   $  9,553   $ 3,214   $125,737
                                       -------   --------   --------   -------   --------
Interest Sensitive Gap                 $(7,552)  $(26,707)  $  2,169   $50,791   $ 18,701
                                       =======   ========   ========   =======   ========
Cumulative Gap                         $(7,552)  $(34,259)  $(32,090)  $18,701   $ 18,701
                                       =======   ========   ========   =======   ========

Ratio of Interest-Sensitive
    Assets to Interest-
    Sensitive Liabilites                 90.93%     10.02%    122.70%  1680.30%    114.87%

Cumulative Ratio of Interest-
    Sensitive Assets to
    Interest-Sensitive Liabilites        90.93%     69.67%     73.81%   114.87%    114.87%

Return on Equity and Assets

The following table shows the return on assets (net income divided by average total assets), return on equity (net income divided by average equity), cash dividend payout ratio (cash dividends declared divided by net income), and equity to asset ratio (average equity divided by average total assets) for each period indicated.

                                 Selected Ratios
                 For the Years Ended December 31, 2001 and 2000

                                            2001   2000
                                            ----   ----
Return on Average Assets                    0.31%  0.57%
Return on Average Stockholders' Equity      4.23%  6.13%
Dividend Payout Ratio                         --     --
Average Stockholders' Equity as
   a Percentage of Average Assets           7.36%  9.27%

Capital Resources

The Company and its Banking subsidiary are subject to various regulatory capital adequacy standards. Under these standards, financial institutions are required to maintain certain minimum ratios of capital as defined in the regulations to risk-weighted assets and average total assets. The Company and the Bank exceeded all minimum capital requirements and met the requirements to be categorized as "well capitalized" at December 31, 2001.

Inflation

Since the assets and liabilities of the Company are primarily monetary in nature, the performance of the Company is more affected by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not necessarily be the same.

While the effect of inflation on a financial institution is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and financial institutions will normally experience above average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

[LOGO] CHERRY BEKAERT & HOLLAND

                          Independent Auditors' Report

To the Board of Directors and Stockholders
Carolina Bank Holdings Inc. and Subsidiaries
Greensboro, North Carolina

We have audited the accompanying consolidated balance sheets of Carolina Bank Holdings, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carolina Bank Holdings Inc. and Subsidiaries at December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                               CHERRY, BEKAERT & HOLLAND, L.L.P.

Greensboro, North Carolina
January 22, 2002

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 2001 and 2000

                                                                2001            2000
                                                            ------------    ------------
         Assets
Cash and due from banks                                     $  6,947,791    $  5,504,809
Federal funds sold                                             2,538,000       3,040,000
Securities available for sale (Note 3)                        25,861,495      13,739,059
Securities held to maturity (market value of $2,117,281
   in 2001 and $940,474 in 2000) (Note 3)                      2,146,487         940,505
Loans (Note 4)                                               108,881,941      84,815,118
Less allowance for loan losses (Note 4)                       (1,368,925)     (1,186,628)
                                                            ------------    ------------
       Net loans                                             107,513,016      83,628,490

Premises and equipment, net (Note 5)                           5,344,386       4,582,107
Other assets                                                   1,164,310       1,063,450
                                                            ------------    ------------
                                                            $151,515,485    $112,498,420
                                                            ============    ============

         Liabilities and Stockholders' Equity

Deposits (Note 6)
   Non-interest bearing demand                              $ 15,498,509    $ 13,028,709
   NOW, money market and savings                              41,907,425      24,016,469
   Time                                                       67,248,253      60,286,249
                                                            ------------    ------------
       Total deposits                                        124,654,187      97,331,427

Securities sold under agreements to repurchase                 5,582,128       2,183,861
Advances from the Federal Home Loan
  Bank of Atlanta (Note 7)                                     8,000,000       3,000,000
Trust preferred securities (Note 8)                            3,000,000              --
Other liabilities and accrued expenses                           689,170         814,944
                                                            ------------    ------------
       Total liabilities                                     141,925,485     103,330,232
                                                            ------------    ------------

Stockholders' equity (Notes 9, 10 and 13)
   Common stock $1.00 par value;  authorized
   20,000,000 shares; issued and outstanding
   1,032,438 and 938,534 shares in 2001 and 2000               1,032,438         938,534
Additional paid-in capital                                     8,886,164       8,059,809
Retained earnings (deficit)                                     (380,330)        137,986
Accumulated other comprehensive income                            51,728          31,859
                                                            ------------    ------------
       Stockholders' equity                                    9,590,000       9,168,188

Commitments (Note 4 and 12)
                                                            ------------    ------------
                                                            $151,515,485    $112,498,420
                                                            ============    ============

See accompanying notes to consolidated financial statements.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
              For the years ended December 31, 2001, 2000 and 1999

                                                      2001         2000         1999
                                                   ----------   ----------   ----------
Interest income
   Loans                                           $7,598,983   $6,757,408   $4,523,418
   Investment securities, taxable                   1,125,187      698,520      414,729
   Interest from federal funds sold                   164,412      354,545      253,834
   Other                                              127,640      191,588        5,780
                                                   ----------   ----------   ----------
         Total interest income                      9,016,222    8,002,061    5,197,761
                                                   ----------   ----------   ----------

Interest expense
   NOW, money market and savings deposits           1,240,855    1,190,378    1,119,214
   Time deposits                                    3,650,356    3,008,042    1,308,806
   Other                                              505,663      265,409       72,942
                                                   ----------   ----------   ----------
         Total interest expense                     5,396,874    4,463,829    2,500,962
                                                   ----------   ----------   ----------
         Net interest income                        3,619,348    3,538,232    2,696,799

Provision for loan losses (Note 4)                    391,058      332,435      375,800
                                                   ----------   ----------   ----------

         Net interest income after provision for
             loan loss                              3,228,290    3,205,797    2,320,999
                                                   ----------   ----------   ----------

Non-interest income
   Service charges                                    378,662      219,529      163,871
   Mortgage banking income                            178,245       60,747       51,987
   Securities gains, net                              128,466           --           --
                                                   ----------   ----------   ----------
         Total non-interest income                    685,373      280,276      215,858

Non-interest expenses
   Salaries and employee benefits                   1,647,415    1,383,475      947,559
   Occupancy and equipment                            522,967      411,247      333,111
   Advertising and business promotion                 251,579      225,642      124,394
   Professional fees                                  298,146      183,241      184,806
   Outside data processing                            199,441      142,712       87,361
   Stationary, printing and supplies                  210,118      132,479       86,371
   Other                                              256,272      162,915      137,296
                                                   ----------   ----------   ----------
         Total non-interest expenses                3,385,938    2,641,711    1,900,898
                                                   ----------   ----------   ----------

         Income before income taxes                   527,725      844,362      635,959

Income tax expense (Note 9)                           125,782      302,139           --
                                                   ----------   ----------   ----------

         Net income                                $  401,943   $  542,223   $  635,959
                                                   ==========   ==========   ==========

Basic income per share                             $      .39   $      .53   $      .65
                                                   ==========   ==========   ==========

Diluted income per share                           $      .39   $      .53   $      .63
                                                   ==========   ==========   ==========

See accompanying notes to consolidated financial statements.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
           Consolidated Statements of Changes in Stockholders' Equity
              For the years ended December 31, 2001, 2000 and 1999

                                                                                          Accumulated
                                                                               Retained      other
                                                 Common        Additional      earnings   comprehensive
                                    Total        stock      paid-in capital   (deficit)      income
                                  ----------   ----------   ---------------   ---------   -------------
Balance, December 31, 1998        $5,927,028      649,453      $5,630,526     $(368,295)    $  15,344

Comprehensive income
   Net income                        635,959           --              --       635,959            --
   Other comprehensive income -
       Unrealized gain on
        securities available
         for sale, net of tax       (103,349)          --              --            --      (103,349)
                                  ----------

Comprehensive income                 532,610           --              --            --            --

Exercised options                     35,317        3,071          32,246            --            --

Exercised warrants                 1,978,130      197,813       1,780,317            --            --
                                  ----------   ----------      ----------     ---------     ---------

Balance, December 31, 1999        $8,473,085   $  850,337      $7,443,089     $ 267,664     $ (88,005)
                                  ----------   ----------      ----------     ---------     ---------

Comprehensive income
   Net income                        542,223           --              --       542,223            --
   Other comprehensive income -
       Unrealized loss on
        securities available
         for sale, net of tax        119,864           --              --            --       119,864
                                  ----------

Comprehensive income                 662,087           --              --            --            --

Exercised options                     33,016        2,871          30,145            --            --

10% stock dividend                        --       85,326         586,575      (671,901)           --
                                  ----------   ----------      ----------     ---------     ---------
Balance, December 31, 2000        $9,168,188   $  938,534      $8,059,809     $ 137,986     $  31,859
                                  ==========   ==========      ==========     =========     =========

Comprehensive income
   Net income                        401,943           --              --       401,943            --
   Other comprehensive income -
       Unrealized gain on
        securities available
         for sale, net of tax         60,767           --              --            --        60,767
       Less: Reclassification
         adjustment, net of tax      (40,898)          --              --            --       (40,898)
                                  ----------                                                ---------
                                      19,869                                                   19,869
                                  ----------                                                ---------

Comprehensive income                 421,812

10% stock dividend                        --       93,904         826,355      (920,259)           --
                                  ----------   ----------      ----------     ---------     ---------

Balance, December 31, 2001        $9,590,000   $1,032,438      $8,886,164     $(380,330)    $  51,728
                                  ==========   ==========      ==========     =========     =========

See accompanying notes to consolidated financial statements.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
              For the years ended December 31, 2001, 2000 and 1999

                                                               2001            2000           1999
                                                           ------------    ------------    ------------
Cash flows from operating activities
   Net income                                              $    401,943    $    542,223    $    635,959
   Adjustments to reconcile net income to net cash
      provided by operating activities
       Depreciation                                             211,833         187,125         149,445
       Provision for loan losses                                391,058         332,435         375,800
       Amortization, net                                          2,585            (126)        (12,242)
       Gain on sale of securities available-to-sale            (128,466)             --              --
       Increase in other assets                                (100,860)       (416,373)       (322,732)
       Decrease (increase) in accrued expenses
          and other liabilities                                (125,774)        156,944         421,262
                                                           ------------    ------------    ------------

              Net cash provided by operating activities         652,319         802,228       1,247,492
                                                           ------------    ------------    ------------

Cash flows from investing activities
   Purchases of securities available for sale               (25,820,083)     (8,185,238)     (1,990,000)
   Purchases of securities held to maturity                  (1,900,896)             --              --
   Maturities and calls of securities available for sale      5,250,000              --       1,672,384
   Maturities and calls of securities held to maturity          635,000              --       1,000,000
   Mortgage-backed securities repayments                        256,955         192,234         103,747
   Origination of loans, net of principal collected         (24,275,584)    (20,701,621)    (25,145,215)
   Additions to premises and equipment                         (974,112)     (3,176,412)     (1,065,224)
   Sales of securities available for sale                     8,396,356              --              --
                                                           ------------    ------------    ------------
              Net cash used in investing activities         (38,432,364)    (31,871,037)    (25,424,308)
                                                           ------------    ------------    ------------

Cash flows from financing activities
   Net increase in deposits                                  27,322,760      30,140,204      17,121,894
   Increase in advances from Federal Home Loan Bank           5,000,000              --       3,000,000
   Increase (decrease) in securities sold under
     agreements to repurchase                                 3,398,267         734,908         280,323
   Proceeds from exercised warrants and options                      --          33,016       2,013,447
   Proceeds from trust preferred securities                   3,000,000
                                                           ------------    ------------    ------------

              Net cash provided by financing activities      38,721,027      30,908,128      22,415,664
                                                           ------------    ------------    ------------

(Decrease) increase in cash and cash equivalents                940,982        (160,681)     (1,761,152)

Cash and cash equivalents at beginning of year                8,544,809       8,705,490      10,466,642
                                                           ------------    ------------    ------------

Cash and cash equivalents at end of year                   $  9,485,791    $  8,544,809    $  8,705,490
                                                           ============    ============    ============

Supplemental disclosure of cash flow information
   Cash paid during the year for interest                  $  5,406,212    $  4,205,540    $  2,415,135
                                                           ============    ============    ============

   Cash paid during the year for income taxes              $    328,666    $    548,616    $         --
                                                           ============    ============    ============

See accompanying notes to consolidated financial statements.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 1 - Summary of significant accounting policies

Carolina Bank Holdings, Inc. (the "Holding Company") is a North Carolina corporation organized in 2000. On August 17, 2000 pursuant to the plan of exchange approved by the shareholders of Carolina Bank (the "Bank"), all of the outstanding shares of common stock of the Bank were exchanged for shares of common stock of the Holding Company. The Holding Company presently has no employees.

The Bank was incorporated on August 20, 1996, and began banking operations on November 25, 1996. It is engaged in lending and deposit gathering activities in Guilford County, North Carolina and operates under the laws of North Carolina, the Rules and Regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The Bank has three locations in Greensboro, North Carolina.

The following is a description of the significant accounting and reporting policies that Carolina Bank Holdings, Inc. and Subsidiaries (collectively the "Company") follow in preparing and presenting their financial statements.

(a)  Basis of presentation and consolidation
     ---------------------------------------

     The consolidated financial statements include the accounts of the Holding Company and its wholly-owed subsidiaries, the Bank and CBHI Capital Trust
     I. All significant intercompany balances and transactions have been eliminated in consolidation.

(b)  Use of estimates
     ----------------

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, as well as the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(c)  Securities
     ----------

     Investments in equity securities that have readily determinable fair values and all investments in debt securities are classified at acquisition into one of three categories and accounted for as follows:

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 1 - Summary of significant accounting policies (continued)

     .    securities held to maturity - reported at amortized cost,

     . trading securities - reported at fair value with unrealized gains and losses included in earnings, or;

     . securities available-for-sale - reported at estimated fair value with unrealized gains and losses reported as a separate component of comprehensive income (net of tax effect)

     The Company does not engage in any trading activities. Gains and losses on sales of securities are recognized on a specific identification basis. Premiums and discounts are amortized into interest income using a method that approximates the level yield method. The investment in the Federal Home Loan Bank represents restricted stock and is carried at cost.

(d)  Loans and allowance for loan losses
     -----------------------------------

     Loans are carried at their principal amount outstanding. Interest income is recorded as earned on an accrual basis.

     The Company uses the allowance method in providing for possible loan losses. The provision for loan losses is based upon management's estimate of the amount needed to maintain the allowance for loan losses at an adequate level to cover known and inherent risks of loss in the loan portfolio. In determining the provision amount, management gives consideration to current and anticipated economic conditions, the growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, delinquencies and other factors. Management believes that the allowance for loan losses is adequate. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

     Management considers loans to be impaired when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors that influence management's judgments include, but are not limited to, loan payment pattern, source of repayment, and value of collateral, if any. A loan would not be considered impaired if an insignificant delay in loan payment occurs and management expects to collect all amounts due. The major sources of identification of loans to be evaluated for impairment include past due and nonaccrual reports, internally generated lists of certain risk grades, and regulatory reports of examination. Impaired loans are measured using either the discounted expected cash flow method or the value of collateral method. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 1 - Summary of significant accounting policies (continued)

     The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet all payments as they become due. When the interest accrual is discontinued, all unpaid accrued interest is reversed and income is recognized only to the extent cash payments are received.

(e)  Premises and equipment
     ----------------------

     Premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis. Leasehold improvements are amortized over a term which includes the remaining lease term and probable renewal periods. Expenditures for major renewals and betterments are capitalized and those for maintenance and repairs are charged to operating expenses as incurred.

(f)  Income taxes
     ------------

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not than the tax benefits will not be realized.

(g)  Cash and cash equivalents
     -------------------------

     For purposes of reporting cash flows, cash and cash equivalents includes cash, due from banks and federal funds sold. The Company maintains due from accounts with correspondent banks. During the normal course of business, the Company may have cash deposits with these banks that are in excess of federally insured limits.

(h)  Income per share
     ----------------

     Basic income per share is computed based on the weighted average number of common shares outstanding. Diluted income per share includes the dilutive effects of stock options and warrants.

(i)  Fair value of financial instruments
     -----------------------------------

     The assumptions used in estimating the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 1 - Summary of significant accounting policies (continued)

(i)  Fair value of financial instruments (continued)
     -----------------------------------

     be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered an indication of the liquidation value of the Company, but rather represent a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

     Cash and due from banks: The carrying amount approximates fair value.
     -----------------------

     Federal funds sold: Due to the short-term nature of these assets, the
     ------------------
     carrying value approximates fair value.

     Securities available for sale and securities held to maturity: Fair values
     -------------------------------------------------------------
     for debt securities are based on quoted market prices. Restricted stock is valued at cost.

     Loans: For variable rate loans, fair values are based on carrying values.
     -----
     Fixed rate commercial, other installment, and certain real estate mortgage loans are valued using discounted cash flows. The discount rates used to determine the present value of these loans are based on interest rates currently being charged by the Company on comparable loans as to credit risk and term.

     Off-balance sheet instruments: The Company's unfunded lines of credit and
     -----------------------------
     loan commitments are negotiated at current market rates and are relatively short-term in nature. Estimated fair values are immaterial.

     Deposit liabilities: The fair values of demand deposits are equal to the
     -------------------
     carrying value of such deposits. Demand deposits include non-interest bearing demand deposits, savings accounts, NOW accounts and money market demand accounts. The fair value of variable rate term deposits, and those repricing within one year or less, approximates the carrying value. Discounted cash flows have been used to value fixed rate term deposits. The discount rate used is based on interest rates currently being offered by the Company on comparable deposits as to amount and term.

     Short-term borrowings: The carrying value of securities sold under
     ---------------------
     agreements to repurchase approximate their fair value.

     Advances from the Federal Home Loan Bank: For variable rate advances, fair
     ----------------------------------------
     values are based on carrying values. Fixed rate advances are valued using discounted cash flows based on rates currently available to the Company on comparable borrowings with similar terms and remaining maturities.

     Trust preferred securities: The carrying value of trust preferred
     --------------------------
     securities approximate their fair value.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 1 - Summary of significant accounting policies (continued)

(j)  New accounting pronouncements
     -----------------------------

     Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", establishes standards for the financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations", and FASB Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises". All business combinations within the scope of SFAS No. 141 initiated after June 30, 2001, are to be accounted for using the purchase method.

     SFAS No. 142, "Goodwill and Other Intangible Assets", was issued in June 2001 and establishes standards for the financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets". It addresses how intangible assets that are acquired individually or with group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. SFAS No. 142 also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Under SFAS No. 142, goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives, but without the constraint of the 40-year maximum life required by SFAS No. 142. The provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. The Company had no intangible assets at December 31, 2001.

     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", was issued in August 2001 and supersedes SFAS No. 121. SFAS No. 144 establishes standards for the financial accounting and reporting requirements for the impairment or disposal of long-lived assets. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company expects that adopting the provisions of SFAS No. 144 will not have a material impact on the consolidated financial statements of the Company.

(k)  Operating segments
     ------------------

     The FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information", in June 1997, which established standards for the way public business enterprises report information about operating segments. This statement also establishes standards for related disclosures about products, services, geographic areas and major customers. In adopting Statement No. 131, the Company has determined that, using the definitions contained in the statement, all of its activities constitute only one reportable operating segment.

(l)  Financial statement reclassifications
     -------------------------------------

     Certain of the prior year amounts have been reclassified to conform to current year presentation. Such classifications are immaterial to the financial statements and did not change previously reported net income.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 2 - Cash and due from banks

At December 31, 2001 and 2000, interest-bearing deposits in other financial institutions amounted to $3,840,000 and $2,968,000, respectively.

Note 3 - Securities

A summary of the amortized cost and estimated fair values of securities available for sale and held to maturity follows:

                                              Gross        Gross       Estimated
                              Amortized    Unrealized   Unrealized        Fair
                                Cost          Gains       Losses         Value
                             -----------   ----------   ----------   -----------

December 31, 2001
-----------------

Available for sale
------------------
U.S. agency obligations      $14,961,576    $102,630      $    --    $15,064,206
FNMA mortgage-backed
   securities                  9,591,952          --       24,255      9,567,697
Restricted stock                 479,592          --           --        479,592
Other securities                 750,000          --           --        750,000
                             -----------    --------      -------    -----------

                             $25,783,120    $102,630      $24,255    $25,861,495
                             ===========    ========      =======    ===========

Held to maturity
----------------
FNMA and GNMA
mortgage-backed
   securities                $ 2,146,487    $     --      $29,206    $ 2,117,281
                             ===========    ========      =======    ===========

December 31, 2000
-----------------

Available for sale
------------------
U.S. agency obligations      $12,406,756    $ 60,783      $    --    $12,467,539
FNMA mortgage-backed
   securities                    899,748          --        7,819        891,929
Restricted stock                 379,591          --           --        379,591
                             -----------    --------      -------    -----------

                             $13,686,095    $ 60,783      $ 7,819    $13,739,059
                             ===========    ========      =======    ===========

Held to maturity
----------------
U.S. agency obligations      $   635,000    $     --      $ 1,588    $   633,412
FNMA mortgage-backed
   security                      305,505       1,557           --        307,062
                             -----------    --------      -------    -----------

                             $   940,505    $  1,557      $ 1,588    $   940,474
                             ===========    ========      =======    ===========

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 3 - Securities (continued)

The scheduled maturities of debt securities held to maturity and available for sale at December 31, 2001 were as follows:

                                 Available for Sale          Held to Maturity
                             -------------------------   -----------------------
                                             Estimated                 Estimated
                              Amortized        Fair       Amortized       Fair
                                 Cost         Value         Cost         Value
                             -----------   -----------   ----------   ----------
Due in one year or less      $   499,953   $   511,875   $       --   $       --
Due from one to five years    13,461,623    13,529,518           --           --
Due from six to ten years      1,000,000     1,022,813      246,048      254,170
Mortgage-backed securities     9,591,952     9,567,697    1,900,439    1,863,111
                             -----------   -----------   ----------   ----------
                             $24,553,528   $24,631,903   $2,146,487   $2,117,281
                             ===========   ===========   ==========   ==========

Proceeds from the sales of securities during 2001 were $8,396,356 and realized gains amounted to $128,466. There were no sales of securities in 2000 or 1999. At December 31, 2001, securities with a carrying value of approximately $11,141,000 were pledged to secure public deposits and other purposes.

Note 4 - Loans and allowance for loan losses

Loans at December 31, 2001 and 2000 were as follows:

                                                        2001            2000
                                                    ------------    -----------
Real estate - construction                          $ 29,395,332    $17,565,371
Real estate - mortgage                                53,081,327     43,575,693
Commercial                                            20,863,155     17,483,140
Installment and other                                  5,542,127      6,190,914
                                                    ------------    -----------
     Subtotal                                        108,881,941     84,815,118

Allowance for loan losses                             (1,368,925)    (1,186,628)
                                                    ------------    -----------
                                                    $107,513,016    $83,628,490
                                                    ============    ===========

The activity in the allowance for loan losses for 2001, 2000 and 1999 is summarized as follows:

                                              2001           2000        1999
                                           ----------    ----------    --------
Balance at beginning of period             $1,186,628    $  905,200    $528,100
Provision charged to operations               391,058       332,435     375,800
Loan charge-offs                             (212,028)      (52,090)         --
Loan recoveries                                 3,267         1,083       1,300
                                           ----------    ----------    --------
     Balance at end of period              $1,368,925    $1,186,628    $905,200
                                           ==========    ==========    ========

Impaired loans were immaterial at December 31, 2001 and 2000.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 4 - Loans and allowance for loan losses (continued)

The Company has granted loans in the ordinary course of business to certain directors and executive officers of the Company and to their associates. The total amount of loans was $9,991,719 and $4,798,833 at December 31, 2001 and 2000, respectively. During 2001, $6,659,566 in new loans were made and repayments were $1,466,680. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers.

In the normal course of business there are outstanding commitments for the extension of credit which are not reflected in the financial statements. At December 31, 2000, preapproved but unused lines of credit for loans totaled approximately $17,263,000. In addition, the Company has $384,000 in standby letters of credit. These commitments represent no more than the normal lending risk that the Bank commits to its borrowers. If these commitments are drawn, the Company will obtain collateral if it is deemed necessary based on management's credit evaluation of the counterparty. Management believes that these commitments can be funded through normal operations.

The Company grants commercial, real estate, and installment loans to customers throughout its market area, which consists primarily of Guilford County. The real estate portfolio can be affected by the condition of the local real estate market. The commercial and installment loan portfolio can be affected by the local economic conditions.

Note 5 - Premises and equipment

Premises and equipment at December 31, 2001 and 2000 were as follows:

                                                     2001               2000
                                                  ----------        ----------

Land                                              $1,594,512        $1,672,391
Building and improvements                          2,990,172         2,154,477
Leasehold improvements                               385,983           385,983
Furniture and equipment                            1,131,349           861,684
Construction in progress                                  --            53,369
                                                  ----------        ----------
                                                   6,102,016         5,127,904
Less accumulated depreciation                       (757,630)         (545,797)
                                                  ----------        ----------

Premises and equipment, net                       $5,344,386        $4,582,107
                                                  ==========        ==========

Interest capitalized during 2001 was $56,400. No interest was capitalized in 2000.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 6 - Deposits

The aggregate amount of certificates of deposit with a minimum denomination of $ 100,000 was $27,782,982 and $21,535,371 at December 31, 2001 and 2000
respectively.

At December 31, 2001, the scheduled maturities of time deposits were as follows:

2002                                                      $57,480,736
2003                                                        9,095,975
2004                                                          456,630
2005                                                          194,415
2006                                                               --
2007                                                           20,497
                                                          -----------
                                                          $67,248,253
                                                          ===========

Note 7 - Advances from Federal Home Loan Bank of Atlanta

The Company had the following advances from the Federal Home Loan Bank outstanding at December 31, 2001 and 2000:

                                                            2001         2000
                                                         ----------   ----------
Variable rate advance (3.83% at December 31, 2001)
    maturing January 24, 2002.                           $5,000,000   $       --

Fixed rate advance at 6.05% maturing June 15, 2010.       3,000,000    3,000,000
                                                         ----------   ----------
                                                         $8,000,000   $3,000,000
                                                         ==========   ==========

These advances are secured by the Company's FHLB stock and a blanket floating lien on the Company's one-to-four family residential loan portfolio.

Note 8 - Trust preferred securities

In March 2001, the Company formed a wholly-owned Delaware statutory business trust, CBHI Capital Trust I (the "Trust"), which issued $3,000,000 of guaranteed preferred beneficial interests in the Company's junior subordinated deferrable interest debentures (the "Trust Preferred Securities"). These debentures qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of the Trust are owned by the Company. The proceeds from the issuance of the common securities and the Trust Preferred Securities were used by the Trust to purchase $3,100,000 of junior subordinated debentures of the Company which carry a variable rate of prime plus .50%. The proceeds received by the Company from the sale of the junior subordinated debentures represent the sole asset of the Trust. The debentures and their related income statement effects are eliminated in the Company's financial statements.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 8 - Trust preferred securities (continued)

The Trust Preferred Securities accrue and pay distributions quarterly at a variable rate of prime plus .50% per annum of the stated liquidation value of $1,000 per capital security. The Company has entered into contractual arrangements which, taken collectively, fully guarantee payment of (i) accrued and unpaid distributions required to be paid on the Trust Preferred Securities;
(ii) the redemption price with respect to any Trust Preferred Securities called for redemption by CBHI Capital Trust I, and (iii) payments due upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust.

The Trust Preferred Securities are mandatorily redeemable upon maturity of the debentures on March 7, 2031, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust in whole or in part, on or after March 31, 2004. If the debentures are redeemed prior to maturity, the redemption amount will be the principal amount plus any accrued but unpaid interest.

Note 9 - Income taxes

The provision for income tax expense (benefit) consisted of the following for the year ended December 31:

                                     2001              2000              1999
                                  ---------         ---------         ---------
Current:
    Federal                       $ 242,405         $ 365,912         $ 180,000
    State                            40,000            36,227                --
                                  ---------         ---------         ---------

                                    282,405           402,139           180,000
                                  ---------         ---------         ---------
Deferred:
    Federal                        (156,623)         (100,000)         (180,000)
    State                                --                --                --
                                  ---------         ---------         ---------
                                   (156,623)         (100,000)         (180,000)
                                  ---------         ---------         ---------

                                  $ 125,782         $ 302,139         $      --
                                  =========         =========         =========

For the years ended December 31, 2001, 2000 and 1999 the difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% was primarily a result of state income taxes and changes in the valuation allowance on net deferred tax assets.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 9 - Income taxes (continued)

The primary components of deferred income taxes are as follows:

                                                          2001           2000
                                                        --------      ---------
Deferred tax assets
    Allowance for loan losses                           $349,000      $ 419,000
    Other                                                 12,000         31,000
                                                        --------      ---------
         Gross deferred tax assets                       361,000        450,000
    Less valuation allowance                                  --       (132,100)
                                                        --------      ---------
         Net deferred tax assets                         361,000        317,900

Deferred tax liabilities -
    Depreciable bases of premises
      and equipment                                       20,000         12,000
    Unrealized gain on securities                         27,000         47,000
                                                        --------      ---------
         Gross deferred tax liabilities                   47,000         59,000
                                                        --------      ---------
         Net deferred tax assets                        $314,000      $ 258,900
                                                        ========      =========

Note 10 - Stockholders' equity

As part of the initial stock offering, the Company issued one detachable, transferable stock warrant for each three shares of common stock purchased prior to September 30, 1996. Each warrant entitled the holder to purchase one share of common stock at $10. During 1999 the Company called the warrants. At December 31, 1999, there were no warrants outstanding as any unexercised warrants were canceled.

On September 18, 2001 and September 20, 2000, the Board of Directors declared a 10% stock dividend payable October 1, 2001 and 2000, respectively. As a result, $920,259 and $671,895 were reclassified from retained earnings to additional paid-in capital in 2001 and 2000, respectively. These amounts represented the fair value of the additional stock distributed. Per share amounts for all periods presented have been restated to reflect the effects of these stock dividends.

Note 11 - Regulatory matters

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made be the Bank to the Holding Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10 percent of the Bank's common stock and surplus on a secured basis. In addition, dividends paid by the Bank to the Holding Company would be prohibited if the effect would cause the Bank's capital to be reduced below applicable minimum regulatory capital requirements.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 11 - Regulatory matters (continued)

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators as to components, risk weighting, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). At December 31, 2001 and 2000, management believes that the Company and the Bank have met all capital adequacy requirements to which it is subject.

As of December 31, 2001, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category. The Company's and the Bank's actual capital amounts and ratios as of December 31, 2001 and 200 are presented in the table below.

                                                                             To Be Well
                                                                             Capitalized Under
                                                          For Capital        Prompt Corrective
                                       Actual          Adequacy Purposes     Action Provisions
                                 -------------------   ------------------   -------------------
                                   Amount      Ratio     Amount     Ratio     Amount      Ratio
                                 -----------   -----   ----------   -----   -----------   -----
December 31, 2001:
   Total Capital
     (To risk weighted assets)
         Consolidated            $13,907,000   12.15%  $9,154,960   >= 8%   $11,443,700   >= 10%
         Carolina Bank            13,835,000   12.09%   9,154,960   >= 8%    11,443,700   >= 10%
   Tier I Capital
     (To risk weighted assets)
         Consolidated            $12,538,000   10.96%  $4,577,480   >= 4%   $ 6,866,220   >=  6%
         Carolina Bank            12,466,000   10.89%   4,577,480   >= 4%     6,866,220   >=  6%
   Tier I Capital
     (To average assets)
         Consolidated            $12,538,000    8.44%  $5,943,600   >= 4%   $ 7,429,500   >=  5%
         Carolina Bank            12,466,000    8.39%   5,943,600   >= 4%     7,429,500   >=  5%

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 11 - Regulatory matters (continued)

December 31, 2000:
   Total Capital
     (To risk weighted assets)
         Consolidated            $10,311,000   11.2%   $7,395,000   >= 8%   $9,244,000   >= 10%
         Carolina Bank           $10,311,000   11.2%   $7,395,000   >= 8%   $9,244,000   >= 10%
   Tier I Capital
     (To risk weighted assets)
         Consolidated            $ 9,155,000   10.0%   $3,698,000   >= 4%   $5,546,000   >=  6%
         Carolina Bank           $ 9,155,000   10.0%   $3,698,000   >= 4%   $5,546,000   >=  6%
   Tier I Capital
     (To average assets)
         Consolidated            $ 9,155,000    8.5%   $4,329,000   >= 4%   $5,411,000   >=  5%
         Carolina Bank           $ 9,155,000    8.5%   $4,329,000   >= 4%   $5,411,000   >=  5%

Note 12 - Operating leases

The Company leases its land and building under an operating lease entered into during 1996. Total future minimum lease payments, excluding renewal options, at December 31, 2001, under this and other operating leases are as follows:

                                 2002                        $124,869
                                 2003                         131,112
                                 2004                         137,668
                                 2005                         144,551
                                                             --------
                                                             $538,200
                                                             ========

Total lease expense was approximately $135,000, $130,000 and $133,000 for 2001, 2000 and 1999, respectively.

Note 13 - Stock options

During 1997, the stockholders of the Company approved the 1997 Non-Qualified Stock Option Plan for directors (Director Plan) and the 1997 Incentive Stock Option Plan for management and employees (Employee Plan). Each plan provides for the issuance of options to purchase up to 78,368 common shares of the Company. For both plans, the exercise price of each share of common stock covered by an option is equal to the fair market value per share on the dates of grant and therefore has no associated compensation expense.

Both Plans are accounted for under the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" As permitted by SFAS No. 123, the Company has elected to continue using the measurement method prescribed in Accounting Principles Board (APB) Opinion No. 25 and, accordingly, SFAS No. 123 has no effect on the Company's financial position or results of operations.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 13 - Stock options (continued)

Following is a summary of stock options outstanding under both plans, adjusted for the stock dividends described in Note 10:

                               Director    Option   Employee      Option
                                 Plan      Price      Plan        Price
                               ---------   ------   --------   ------------

Balance at December 31, 1998      78,368   $9.50      28,534
   Issued                             --      --      37,086   $       9.92
   Exercised                      (3,474)   9.50        (242)          9.50
   Forfeited                          --      --      (1,815)   9.50 - 9.92
                               ---------            --------

Balance at December 31, 1999      74,894    9.50      63,563    9.50 - 9.92
   Issued                             --              13,733           9.92
   Exercised                          --      --          --             --
   Forfeited                     (13,896)   9.50     (16,033)   9.50 - 9.92
                               ---------            --------

Balance at December 31, 2000      60,998    9.50      61,263    9.50 - 9.92
   Issued                         27,790    9.50      17,270           8.18
   Exercised                          --                  --
   Forfeited                     (13,896)   8.18      (5,945)          9.50
                               ---------            --------

Balance at December 31, 2001      74,892   $9.50      72,588   $8.18 - 9.92
                               =========            ========

At December 31, 2001, all the options under the Director Plan and 56,968 options under the Employee Plan were exercisable.

Because the Company had adopted the disclosure-only provisions of SFAS No. 123, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date of the awards consistent with the provisions of SFAS No. 123, the Company's net income and income per share would have changed to the pro forma amounts indicated below:

                                           2001         2000         1999
                                         --------     --------     --------
Net earnings - as reported               $401,943     $542,223     $635,959
Net earnings - pro forma                  375,264      503,543      542,579
Basic income per share - as reported          .39          .53          .65
Diluted income per share - as reported        .39          .53          .63
Basic loss per share - pro forma              .36          .49          .55
Diluted loss per share - pro forma            .36          .49          .54

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 13 - Stock options (continued)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 20%, risk-free interest 5.00%, 6.00%, and 6.25% in 2001, 2000, and 1999, respectively and weighted average expected lives of 7 years.

Note 14 - Employee benefit plan

All employees of the Company who meet certain eligibility requirements can elect to participate in the Bank's 401(k) plan. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code and the plan documents. The Company makes a 50% matching contribution up to a maximum of two percent of compensation. Employer matching contributions vest ratably over five years. The Company's matching expense was $20,819, $14,656 and $9,740 for 2001, 2000, and 1999, respectively.

Note 15 - Fair value of financial statements

The following represents the estimated fair values and carrying amount of financial instruments at December 31:

                                           2001                   2000
                                   ----------------------  ---------------------
                                   Carrying    Estimated   Carrying   Estimated
                                    Amount     Fair Value   Amount    Fair Value
                                   --------    ----------  --------   ----------
                                      (In thousands)          (In thousands)
Assets:
   Cash and due from banks         $  6,948     $  6,948   $ 5,505     $ 5,505
   Federal funds sold                 2,538        2,538     3,040       3,040
   Securities available for sale     25,861       25,861    13,739      13,739
   Securities held to maturity        2,146        2,117       941         941
   Loans                            107,513      107,945    83,629      82,331

                                           2001                    2000
                                   ----------------------  ---------------------
                                   Carrying    Estimated   Carrying   Estimated
                                    Amount     Fair Value   Amount    Fair Value
                                   --------    ----------  ---------------------
                                      (In thousands)          (In thousands)
Liabilities:
   Demand and saving deposits$       57,406     $ 57,406   $37,045     $37,045
   Time deposits                     67,248       67,564    60,286      60,624
   Securities sold under
     agreement to repurchase          5,582        5,582     2,184       2,184
   Federal Home Loan Bank
     advances                         8,000        8,277     3,000       3,000
   Trust preferred securities         3,000        3,000        --          --

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 16 - Earnings (loss) per common share (EPS)

The reconciliation of the numerators and denominators of the basic income (loss) per share and diluted income per share computation at December 31, 2001, 2000 and 1999 follows:

                                                                           Per
                                              Income         Shares       Share
                                            (Numerator)   (Denominator)   Amount
                                            -----------   -------------   ------
2001
----

   Basic income per share:
   Income available to common
     stockholders                            $401,943      $1,031,862     $ .39
                                                                          =====

   Effect of dilutive securities
       Stock options                               --              --
                                             --------      ----------     -----

   Diluted income per share:
   Income available to common
     stockholders + assumed conversions      $401,943       1,031,862     $ .39
                                             ========      ==========     =====

2000
----

   Basic income per share:
   Income available to common
     stockholders                            $542,223       1,031,862     $ .53
                                                                          =====

   Effect of dilutive securities
       Stock options                               --              --
                                             --------      ----------

   Diluted income per share:
   Income available to common
     stockholders + assumed conversions      $542,223       1,031,862     $ .53
                                             ========      ==========     =====

1999
----

   Basic income per share:
   Income available to common
     stockholders                            $635,959         994,953     $ .65
                                                                          =====

   Effect of dilutive securities
     Stock options                                 --          25,174     $(.02)
                                             --------      ----------     =====

   Diluted income per share:
   Income available to common
     stockholders + assumed conversions      $635,959       1,020,127     $ .63
                                             ========      ==========     =====

At December 31, 2001, all options to purchase common stock were not included in the computation of diluted income per share because the options' exercise prices were greater than the average market price of the common shares.

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 17 - Condensed financial statements of parent company

Financial information pertaining to Carolina Bank Holdings, Inc. is as follows:

                                  Balance Sheet

Assets                                                        December 31, 2001   December 31, 2000
------                                                        -----------------   -----------------
Cash                                                             $    31,000          $       --
Investment in CBHI Capital Trust I                                   100,000                  --
Investment in Carolina Bank                                       12,518,000           9,168,000
Other assets                                                          85,000                  --
                                                                 -----------          ----------

         Total assets                                            $12,734,000          $9,168,000
                                                                 ===========          ==========

Liabilities and stockholders' equity
Accrued expenses                                                 $    44,000          $       --
Junior subordinated debentures                                     3,100,000                  --
Stockholders' equity                                               9,590,000           9,168,000
                                                                 -----------          ----------

         Total liabilities and stockholders' equity              $12,734,000          $9,168,000
                                                                 ===========          ==========

                             Statement of Operations
                     Years ended December 31, 2001 and 2000

                                                                     2001                2000
                                                                 -----------          ----------

Dividends from subsidiaries                                      $   291,000          $       --
Other income                                                           2,000                  --
                                                                 -----------          ----------
         Total income                                                293,000                  --
                                                                 -----------          ----------

Interest expense                                                     173,000                  --
Other expense                                                         61,000                  --
                                                                 -----------          ----------
         Total expense                                               234,000                  --

Income tax benefit                                                    14,000                  --
                                                                 -----------          ----------
         Income before equity in undistributed
            income of subsidiaries                                    73,000                  --

Equity in undistributed income of subsidiaries                       329,000             542,000
                                                                 -----------          ----------

         Net income                                              $   402,000          $  542,000
                                                                 ===========          ==========

                  CAROLINA BANK HOLDINGS, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

Note 17 - Condensed financial statements of parent company (continued)

                        Condensed Statement of Cash Flows
                 For the years ended December 31, 2001 and 2000

                                                             2001          2000
                                                          -----------    ---------
Operating activities:
     Net Income                                           $   402,000    $ 542,000
     Adjustments to reconcile net income to net
        cash provided by operating activities:
         Equity in undistributed income of subsidiaries      (329,000)    (542,000)
         Change in other assets                               (85,000)          --
         Change in accrued expenses                            43,000           --
                                                          -----------    ---------
              Net cash provided by operating activities        31,000           --
                                                          -----------    ---------

     Investing activities
         Investment in subsidiaries                        (3,100,000)          --
                                                          -----------    ---------
              Net cash used in investing activities        (3,100,000)          --

     Financing activities
         Proceeds from junior subordinated debentures       3,100,000           --
                                                          -----------    ---------
              Net cash provided by financing activities     3,100,000           --

     Net change in cash                                        31,000           --

     Cash at beginning of year                                     --           --
                                                          -----------    ---------
     Cash at end of year                                  $    31,000    $      --
                                                          ===========    =========

Supplemental disclosure of cash flow information:
         Cash paid during the year for interest           $   129,000    $      --
                                                          ===========    =========

                                 REVOCABLE PROXY

                          CAROLINA BANK HOLDINGS, INC.
                               2604 Lawndale Drive
                        Greensboro, North Carolina 27408

                              APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Judy H. Fuller, James E. Hooper and Edward A. Hoyle, Jr., or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Carolina Bank Holdings, Inc. (the "Company") held of record by the undersigned on March 15, 2002, at the Annual Meeting of Shareholders of the Company to be held at The Painted Plate, 2001 North Church Street, Greensboro, North Carolina, at 4:00 p.m. on April 23, 2002, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1. ELECTION OF DIRECTORS: Proposal to elect seven directors of the Company for one-year terms.

     [_]   FOR all nominees listed         [_]   WITHHOLD AUTHORITY
           below (except as indicated            to vote for all nominees listed
           otherwise below)                      below

     NOMINEES:  Robert T. Braswell
                Gary N. Brown
                George E. Carr
                John D. Cornet
                Judy H. Fuller
                James E. Hooper
                Edward A. Hoyle, Jr.

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

     ---------------------------------------------------------------------------

2. RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Cherry, Bekaert & Holland L.L.P., as the Company's independent public accountants for 2002.

     [_]  FOR              [_]  AGAINST           [_] ABSTAIN

3. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

                 PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY
                 ----------------------------------------------
             ON THE REVERSE SIDE AND RETURN IN THE ENVELOPE PROVIDED
             -------------------------------------------------------

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR PROPOSAL 2
                                                                  ---
AND FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN
    ---
EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE Company A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.



                              Dated:_____________________________ , 2002



                              __________________________________________
                              Signature


                              __________________________________________
                              Signature if held jointly


                              Instruction: Please sign above exactly as your
                                                             -------
                              name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or
                                                      ----
                              other persons signing in a representative capacity should indicate the capacity in which they are signing.


IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.